Exhibit 99.1

Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Second Quarter 2014 Financial Results

Highlights

•	Generated funds from operations (“FFO”) before discontinued operations and excluding acquisition costs and one-time charges of $4.8 million or $0.05 per diluted common share.

•	Generated adjusted funds from operations (“AFFO”) of $5.6 million or $0.06 per diluted common share.

•	Reaffirms previous guidance of estimated quarterly run-rate FFO for Q3 2014 and Q4 2014 of $0.09 - $0.11 per share.

•	Raised $218.1 million of net proceeds through a public offering of 46,000,000 shares of common stock.

•	Closed on the acquisition of the Company's joint venture partner's interest in the Bank of America Portfolio at a valuation for the consolidated investment of $395.2 million, comprised of 67 properties totaling 3.1 million square feet.

•	Closed on a $400.0 million senior unsecured credit facility, consisting of a $200.0 million senior revolving credit facility and a $200.0 million senior term loan.

•	Acquired seven properties for a total purchase price of approximately $96.2 million (initial cap rate 7.3% and annualized straight-line cap rate 8.2%) with an average weighted lease term of 12.5 years.

•	In July, closed the previously announced acquisition of a portfolio of three industrial properties for a total purchase price of approximately $69.0 million (initial cap rate 9.0% and annualized straight-line rent cap rate 8.8%) with an average weighted lease term of 6.6 years.

•	In connection with the above noted transaction, issued 3.8 million limited partnership units (“OP Units”) of GPT Property Trust LP, the Company’s operating partnership, based on the closing price of $6.19 per share of Company common stock on July 9, 2014.

•	Ended the quarter with approximately $298.7 million of liquidity, as compared to approximately $153.4 million of liquidity reported in prior quarter.

•	Subsequent to quarter end, received reimbursement of past CDO servicing advances totaling approximately $7.5 million, leaving approximately $1.3 million outstanding.

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Summary

NEW YORK, N.Y. – August 7, 2014 – Gramercy Property Trust Inc. (NYSE: GPT) today reported net income to common stockholders of $61.6 million, or $0.65 per diluted common share for three months ended June 30, 2014, inclusive of a gain on remeasurement at fair value of the Company’s previously held joint venture interest of $72.3 million, or $0.76 per diluted common share, related to the Company's acquisition of its joint venture partner's interest in the Bank of America Portfolio. For the quarter, the Company generated FFO of $(2.6) million, or $(0.03) per diluted common share, inclusive of (i) a loss from discontinued operations of $(0.4) million, or $(0.00) per diluted common share, (ii) acquisition costs of $1.7 million, or $0.02 per diluted common share, and (iii) one-time charges of $5.3 million, or $0.06 per diluted common share, relating to the write-off of costs in connection with the extinguishment of the Company’s secured borrowing facility and relating to the remeasurement of the equity component of the Company’s exchangeable senior notes. For the quarter, the Company generated AFFO of $5.6 million, or $0.06 per diluted common share. A reconciliation of FFO and AFFO to net income (loss) available to common stockholders is included on page 10 of the press release.

For the second quarter of 2014, the Company recognized total revenues of approximately $20.6 million, an increase of 32% over total revenues of $15.6 million reported in the prior period.

Common Stock Offering

In May 2014, the Company completed an underwritten public offering of 46,000,000 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase 6,000,000 additional shares of common stock. The shares of common stock were issued at a public offering price of $4.98 per share and the net proceeds from the offering were approximately $218.1 million, after deducting the underwriting discount and offering expenses. A portion of the net proceeds were used to fund the acquisition of the Company’s joint venture partner’s interest in the Bank of America Portfolio joint venture as further described below. The remaining proceeds will be used for general corporate purposes, including acquisitions of target assets with the Company’s investment strategies and for working capital purposes.

Unsecured Credit Facility

In June 2014, the Company entered into a $400.0 million unsecured credit facility, consisting of a $200.0 million senior term loan (the “Term Loan”) and a $200.0 million senior revolving credit facility (the “Unsecured Credit Facility”) with lead arrangers JP Morgan Chase Bank, N.A., administrative agent, and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as syndication agent. The Company has the ability to increase the amount of the facilities up to a maximum amount of $800.0 million, in the aggregate, subject to lender approval and satisfaction of certain customary conditions.

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The Term Loan has an initial term of five years and was used to repay the existing $200.0 million mortgage loan secured by the Bank of America Portfolio at the time of the Company’s acquisition of its joint venture partner’s interest. The Unsecured Credit Facility has an initial term of four years, with an option for a one-year extension, and replaced the Company’s previously existing $150.0 million senior secured revolving credit facility. Interest on outstanding balances on the Term Loan and advances made on the Unsecured Credit Facility, will be incurred at a floating rate. The Term Loan has an initial borrowing rate of One Month LIBOR plus 160 bps and the Unsecured Credit Facility will have an initial borrowing rate of One Month LIBOR plus 165 bps, if and when drawn upon. The facilities include a series of financial and other covenants that the Company must comply with in order to borrow under the facilities. The Company also entered into a fixed rate swap agreement with the lender, JP Morgan Chase, N.A., which has been designated as an effective cash flow hedge, whereby commencing in September 2014 the Company will pay an effective fixed rate of 3.42%, which equals the hedge interest rate of 1.82% plus the applicable base rate of 1.60%.

As of June 30, 2014, there were borrowings of $200.0 million outstanding under the Term Loan and no borrowings outstanding under the Unsecured Credit Facility.

Bank Of America Portfolio

In June 2014, the Company acquired its joint venture partner’s interest in the Bank of America Portfolio, a portfolio of 67 properties throughout the United States totaling approximately 3.1 million square feet and 97% leased to Bank of America, N.A., under a master lease with expiration dates through June 2023, with total portfolio occupancy of approximately 98%.

The purchase price paid by the Company valued the consolidated investment at $395.2 million. At closing, the Company received an approximately $5.3 million incentive profit credit against the purchase price, in addition to other customary prorations and credits. The Company recorded a gain on remeasurement of the Company’s previously held joint venture interest at fair value of $72.3 million, or $0.76 per diluted common share. The Bank of America Portfolio was encumbered with a $200.0 million floating-rate, interest-only mortgage loan maturing in 2014, which was paid off at closing.

The Bank of America Portfolio’s contribution to FFO is summarized below (amounts in thousands):

	Joint Venture	Consolidated	Total
	Interest	Interest	Three months ended
	April 1 - June 8	June 9 - June 30	June 30, 2014
Net contribution	$2,616	$1,850	$4,466

Distributions from BofA joint venture	$3,100	$-	$3,100

The Philips Joint Venture contributed an additional $170,000 to the Company's FFO for the three months ended June 30, 2014, which when added to the Bank of America Portfolio contribution prior to June 9, 2014, results in a total contribution of $2.8 million to the Company’s FFO from unconsolidated joint ventures for the three months ended June 30, 2014.

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Property Acquisitions

In the second quarter of 2014, the Company acquired seven properties in separate transactions for a total purchase price of approximately $96.2 million (7.3% initial cap rate; 8.2% annualized straight-line cap rate) with a 12.5-year average lease term. Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
Investment	Location	MSA	Property Type	Square Feet	Purchase Price	Occupancy		Cash NOI	S/L NOI
Industrial Portfolio
Tampa	Tampa, FL	Tampa	Class B Industrial	175,920	$9,500		100%	$725	$778
Elk Grove Village	Elk Grove Village, IL	Chicago	Class B Industrial	309,284	20,985		100%	1,427	1,570
Harrisburg	Harrisburg, PA	Central PA	Class B Industrial	183,200	8,329	[1]	100%	595	646
Elgin	Elgin, IL	Chicago	Class B Industrial	112,325	10,350		100%	795	915

Office/Banking Center Portfolio
Malvern	Malvern, PA	Philadelphia	Office/R&D	190,597	$28,400		100%	$2,118	$2,434
Nashville	Nashville, TN	Nashville	Class B Office	88,958	16,475		100%	1,189	1,304
St. Louis	St. Louis, MO	St. Louis	Bank Branch/Office	25,061	2,153		100%	214	222

				1,085,345	$96,192		100%	$7,063	$7,869

Closed Since Quarter End
Ames	Ames, IA	Greater Des Moines	Class A Industrial	576,876	$26,250		100%	$2,200	$2,224
Buford	Buford, GA	Atlanta	Class A Industrial	550,000	26,040		100%	2,794	2,517
Wilson	Wilson, NC	Greater Raleigh	Class B Industrial	328,000	16,700		100%	1,191	1,311
				1,454,876	$68,990		100%	$6,185	$6,052

(1) Net of $284,460 of free rent and operating expense credit.

In addition, the previously announced 117,591 square foot build-to-suit in Hialeah Gardens, Florida, was placed in service and commenced initial annual rent payments of $2.1 million in June 2014. The property has a total value of $26.3 million and a lease expiration of June 2039.

Subsequent to quarter end (as detailed above), the Company closed the previously announced acquisition of a portfolio of three industrial properties totaling approximately 1.5 million square feet for an aggregate purchase price of approximately $69.0 million. The Company assumed three in-place mortgage loans totaling approximately $42.9 million having an average remaining term of 3.2 years until maturity. The Company funded the remaining balance of the purchase price, net of certain closing costs paid in cash, by issuing to the selling investors approximately 3.8 million limited partnership units (“OP Units”) of GPT Property Trust LP, the Company’s operating partnership, based on the closing price of $6.19 per share of Company common stock on July 9, 2014. OP Units can be converted on a 1:1 basis into the Company’s common shares at the election of the unit holder.

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Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $1.0 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the second quarter 2014, Gramercy Asset Management recognized fee revenues of $7.1 million in property management, asset management, and administrative fees. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS.

Corporate

As of June 30, 2014, the Company maintained approximately $298.7 million of liquidity at quarter end, as compared to approximately $153.4 million of liquidity reported the prior quarter. Liquidity includes $98.7 million of unrestricted cash as compared to approximately $61.9 million reported at the end of the prior quarter and availability under the unsecured revolving credit facility of $200.0 million as compared to $91.5 million under the secured revolving credit facility at the end of the prior quarter.

Management, general and administrative (“MG&A”) expenses were $4.5 million for the quarter ended June 30, 2014, as compared to $4.3 million at end of the prior quarter. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended
	June 30,	March 31,
	2014	2014
Corporate / Investments	$3,850	$3,492
Asset Management	647	850
Total	$4,497	$4,342

MG&A expenses includes non-cash stock compensation costs of approximately $516,000 and $526,000 for the three months ended June 30, 2014 and March 31, 2014, respectively.

Dividends

The Board of Directors authorized and the Company declared a dividend of $0.035 per common share for the second quarter of 2014 which was paid on July 15, 2014 to holders of record as of June 30, 2014.

The Board of Directors also authorized and the Company declared the Series A preferred stock quarterly dividend for the period April 15, 2014 through and including July 14, 2014 in the amount of $0.50781 per share, reflecting an annualized distribution of $2.03125 per share. The preferred stock dividend was paid on July 15, 2014 to holders of record as of June 30, 2014.

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Company Profile

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. The Company also operates a commercial real estate asset and property management business for third parties.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Thursday, August 7, 2014, at 2:00 PM EDT to discuss second quarter financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (888) 771-4371 - Domestic or (847) 585-4405 - International, using pass code “GRAMERCY”.

A replay of the call will be available from August 7, 2014 at 5:00 PM EDT through August 10, 2014 at 11:59 PM EDT by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3774 8099#.

(GPT-EN)

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Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including those listed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2014	2013
Assets:
Real estate investments, at cost:
Land	$160,067	$73,131
Building and improvements	645,329	264,581
Less: accumulated depreciation	(10,842)	(4,247)
Total real estate investments, net	794,554	333,465
Cash and cash equivalents	98,736	43,333
Restricted cash	1,966	179
Investment in joint ventures	-	39,385
Servicing advances receivable	8,881	8,758
Retained CDO bonds	7,989	6,762
Tenant and other receivables, net	18,730	5,976
Acquired lease assets, net of accumulated amortization of $5,366 and $1,596	125,351	40,960
Deferred costs, net of accumulated amortization of $810 and $634	10,595	5,815
Other assets	15,096	7,030
Total assets	$1,081,898	$491,663
Liabilities and Equity:
Liabilities:
Secured revolving credit facility	$-	$45,000
Exchangeable senior notes, net	107,087	-
Senior unsecured term loan	200,000	-
Mortgage notes payable	123,645	122,180
Total long term debt	430,732	167,180
Accounts payable and accrued expenses	14,673	11,517
Dividends payable	5,671	37,600
Accrued interest payable	2,089	81
Deferred revenue	18,162	1,581
Below-market lease liabilities, net of accumulated amortization of $969 and $300	52,216	6,077
Derivative instruments, at fair value	2,388	302
Other liabilities	7,990	852
Total liabilities	533,921	225,190
Commitments and contingencies	-	-
Equity:
Common stock, par value $0.001, 200,000,000 and 100,000,000 shares authorized, and 117,619,046 and 71,313,043 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively.	118	71
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 4,600,000 shares authorized and 3,525,822 shares issued and outstanding at June 30, 2014 and December 31, 2013.	85,235	85,235
Additional paid-in-capital	1,380,482	1,149,896
Accumulated other comprehensive loss	(3,167)	(1,405)
Accumulated deficit	(914,691)	(967,324)
Total equity	547,977	266,473
Total liabilities and equity	$1,081,898	$491,663

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Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Rental revenue	$10,276	$1,804	$17,770	$2,460
Management fees	7,054	13,617	14,019	21,932
Operating expense reimbursements	2,697	196	3,378	304
Investment income	525	617	901	769
Other income	76	70	144	106
Total revenues	20,628	16,304	36,212	25,571
Expenses
Property operating expenses:
Property management expenses	4,981	5,016	10,225	11,173
Property operating expenses	2,858	307	3,680	424
Total property operating expenses	7,839	5,323	13,905	11,597
Other-than-temporary impairment	-	1,682	-	1,682
Portion of impairment recognized in other comprehensive loss	-	-	-	-
Net impairment recognized in earnings	-	1,682	-	1,682
Depreciation and amortization	6,760	919	10,145	1,256
Interest expense	3,791	85	6,136	85
Realized loss on derivaive instruments	3,415	-	3,300	-
Management, general and administrative	4,497	4,272	8,839	8,694
Acquisition expenses	1,688	698	1,923	1,249
Total expenses	27,990	12,979	44,248	24,563
Income (loss) from continuing operations before equity in income (loss) from joint ventures and provisions for taxes	(7,362)	3,325	(8,036)	1,008
Equity in net income (loss) of joint ventures	1,125	(2,603)	1,753	(3,791)
Income (loss) from continuing operations before provision for taxes,gain (loss) on extinguishment of debt and discontinued operations	(6,237)	722	(6,283)	(2,783)
Gain on remeasurement of previously held joint venture	72,345	-	72,345	-
Loss on extinguishment of debt	(1,925)	-	(1,925)	-
Provision for taxes	(437)	(4,441)	(806)	(4,846)
Income (loss) from continuing operations	63,746	(3,719)	63,331	(7,629)
Income (loss) from discontinued operations	(395)	(1,175)	(481)	9,970
Gain on sale of joint venture interest to a related party	-	-	-	1,317
Gains from disposals	-	-	-	389,140
Provision for taxes	-	-	-	(2,515)
Income (loss) from discontinued operations	(395)	(1,175)	(481)	397,912
Net income (loss) attributable to Gramercy Property Trust Inc.	63,351	(4,894)	62,850	390,283
Accrued preferred stock dividends	(1,791)	(1,790)	(3,581)	(3,580)
Net income (loss) available to common stockholders	$61,560	$(6,684)	$59,269	$386,703
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.66	$(0.09)	$0.73	$(0.20)
Net income (loss) from discontinued operations	-	(0.02)	(0.01)	6.79
Net income (loss) available to common stockholders	$0.66	$(0.11)	$0.72	$6.59
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.65	$(0.09)	$0.71	$(0.20)
Net income (loss) from discontinued operations	-	(0.02)	(0.01)	6.79
Net income (loss) available to common stockholders	$0.65	$(0.11)	$0.70	$6.59
Basic weighted average common shares outstanding	92,753,999	58,605,219	82,116,300	58,641,447
Diluted weighted average common shares and common share equivalents outstanding	95,085,817	58,605,219	84,448,723	58,641,447

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income (loss) available to common shareholders	$61,560	$(6,684)	$59,269	$386,703
Add:
Depreciation and amortization	6,760	919	10,145	1,721
FFO adjustments for unconsolidated joint ventures	1,661	2,266	3,952	4,647
Non-cash impairment of real estate investments	-	-	-	-
Less:
Non-real estate depreciation and amortization	(220)	(46)	(376)	(551)
Gain on remeasurement of previously held joint venture	(72,345)	-	(72,345)	-
Gain on sale of real estate	-	-	-	-
Funds from operations	$(2,584)	$(3,545)	$645	$392,520
(Income) loss from discontinued operations	395	1,175	481	(397,912)
FFO adjustment for discontinued operations	-	-	-	(15)

FFO before discontinued operations	$(2,189)	$(2,370)	$1,126	$(5,407)

Add:
Property acquisition costs	1,688	698	1,923	1,249
Non-cash stock-based compensation expense	516	577	1,042	989
Amortization of above market lease assets	360	39	599	75
Amortization of deferred financing costs and non-cash interest	925	6	1,278	6
Amortization of lease inducement costs	44	-	88	-
Other-than-temporary impairments on retained bonds	-	1,682	-	1,682
Return on construction advances	173	-	358	-
Non-real estate depreciation and amortization	220	46	376	551
Loss on extinguishment of debt	1,925	-	1,925	-
Loss on derivative instruments	3,415	-	3,300	-
Amortization of free rent received at property acquisition	223	-	223	-
Less:
AFFO adjustments for joint ventures	(321)	3,121	(773)	4,644
Straight-lined rent	(916)	(518)	(1,732)	(651)
Incentive fees, net of taxes	-	(3,166)	-	(3,326)
Amortization of below market lease liabilities	(514)	(104)	(674)	(117)

Adjusted Funds from Operations	$5,550	$11	$9,059	$(305)
Funds from operations per share - basic	$(0.03)	$(0.06)	$0.01	$6.69
Funds from operations per share - diluted	$(0.03)	$(0.06)	$0.01	$6.69
FFO before discontinued operations - basic	$(0.02)	$(0.04)	$0.01	$(0.09)
FFO before discontinued operations - diluted	$(0.02)	$(0.04)	$0.01	$(0.09)
Adjusted funds from operations per share - basic	$0.06	$0.00	$0.11	$(0.01)
Adjusted funds from operations per share - diluted	$0.06	$0.00	$0.11	$(0.01)

The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

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